Exhibit 99.1

SITO Mobile Secures Debt and Equity Financing from Fortress Investment Group

Financing Retires Current Debt; Bolsters Balance Sheet to Drive Operating Business and Continue IP Monetization

JERSEY CITY, N.J., Oct. 6, 2014 /PRNewswire/ -- SITO Mobile Ltd. (OTC BB: SITO), a mobile media solutions provider, today announced that it has secured a $10 million credit facility backed by its intellectual property (IP) portfolio and a $1 million equity investment from Fortress Investment Group, a leading global investment firm with approximately $63.8 billion in assets under management as of June 30, 2014.

"Fortress is an ideal partner to help SITO Mobile fulfill its potential in the rapidly evolving mobile marketing and advertising space.  This investment will help fuel our organic growth, drive next stage product development, provide flexibility to make selective acquisitions, and deepen the reserves for our IP monetization initiative," said Jerry Hug, interim CEO of SITO.  "This financing is a significant milestone for us as it strengthens our balance sheet by retiring our convertible debt and eliminating future dilution.  This transaction represents the most recent action to transform and strengthen SITO Mobile, and demonstrates continued progress on our plan to improve operational execution and deliver value to our shareholders."

As part of the investment, SITO Mobile will issue 2,619,539 new shares of common stock to Fortress at $0.3817 per share, which represents the trailing 30-day average closing price.

Useful Links:
SITO Mobile: www.sitomobile.com
LinkedIn: https://www.linkedin.com/company/sito-mobile
Twitter:  https://twitter.com/SITO_Mobile

About Fortress Investment Group
Fortress Investment Group LLC is a leading, highly diversified global investment management firm with approximately $63.8 billion in assets under management as of June 30, 2014. Founded in 1998, Fortress manages assets on behalf of institutional clients and private investors worldwide across a range of private equity, credit, liquid hedge funds and traditional asset management strategies. Fortress is publicly traded on the New York Stock Exchange (FIG). Visit www.fortress.com.

About SITO Mobile Ltd.
SITO Mobile is a mobile location-based advertising platform serving businesses, advertisers and brands. Through patented technologies and an easy-to-use platform, the company's solution allows marketers to create content targeted to key audiences, based on location, interests, behaviors and loyalty.  Through the proliferation of mobile devices SITO empowers its customers to deliver actionable content in a real-time manner, which drive action and engagement from consumers, while providing key measurement and analytics that allow campaigns to be fluid and transaction driven. For more information visit www.sitomobile.com.

Forward-Looking Statements

This press release contains "forward-looking statements" within the meaning of the safe harbor provisions of the U.S. Private Securities Litigation Reform Act of 1995.  Forward-looking statements are neither historical facts nor assurances of future performance. Instead, they are based only on our current beliefs, expectations and assumptions regarding the future of our business, future plans and strategies, projections, anticipated events and trends, the economy and other future conditions. Because forward-looking statements relate to the future, they are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict and many of which are outside of our control. Our actual results and financial condition may differ materially from those indicated in the forward-looking statements. Therefore, you should not rely on any of these forward-looking statements. Important factors that could cause our actual results and financial condition to differ materially from those indicated in the forward-looking statements include, among others, our reliance on brand owners and wireless carriers, the possible need for additional capital as well other risks identified in our filings with the SEC. Any forward-looking statement made by us in this press release is based only on information currently available to us and speaks only as of the date on which it is made. We undertake no obligation to publicly update any forward-looking statement, whether written or oral, that may be made from time to time, whether as a result of new information, future developments or otherwise.

Investor Contacts:

Michael Bishop, The Blueshirt Group, +1 415.217.4968, mike@blueshirtgroup.com

Media Contacts:
Alicia V. Nieva-Woodgate, ANW Networks, +1 415.515.0866, alicia@anwnetworks.com
Michelle Van Jura, ANW Networks, +1 310.420.4062, michelle@anwnetworks.com